FOR RELEASE November 7, 2007

Contact:
Lawrence Pemble
Judy Zakreski
Chindex International, Inc.
(301) 215-7777

CHINDEX INTERNATIONAL, INC.

ANNOUNCES RESULTS FOR THE QUARTER AND SIX MONTHS ENDED SEPTEMBER 30, 2007

BETHESDA, MARYLAND – November 8, 2007 - Chindex International, Inc. (NASDAQ: CHDX), an independent American provider of Western healthcare services and products in the People’s Republic of China, today announced profitable results for the quarter and six months ended September 30, 2007, including a 86% increase and a 76% increase respectively, in net income.

Revenue for the quarter ended September 30, 2007 was $32.7 million, a 23% increase over revenue of $26.5 million in the quarter ended September 30, 2006. Net income from continuing operations for the quarter ended September 30, 2007 was $1.6 million, or earnings per basic share on continuing operations of $0.22. This compares to a net income from continuing operations of $1.1 million, or earnings per basic share on continuing operations of $0.17 for the quarter ended September 30, 2006.

Revenue for the six months ended September 30, 2007 was $59.4 million, a 17% increase over revenue of $50.9 million in the six months ended September 30, 2006. Net income from continuing operations for the six months ended September 30, 2007 was $2.4 million, or earnings per basic share on continuing operations of $0.33. This compares to a net income from continuing operations of $1.7 million, or earnings per basic share on continuing operations of $0.25 for the six months ended September 30, 2006.

The Company’s balance sheet as of September 30, 2007 shows cash, cash equivalents and restricted cash of $14.3 million, total assets of $67.7 million, a current ratio of 1.8:1 and stockholders’ equity of $32.3 million.

Roberta Lipson, Chindex CEO commented on the results for the quarter: “Our continuing bottom line performance on a consolidated basis this quarter was again led by an increase in the profitability of our Healthcare Services division. This was fueled by continued growth in inpatient and outpatient results in both the Beijing and Shanghai markets. Our development program for new United Family Healthcare facilities in Guangzhou and Beijing is entering a new phase. We are currently implementing our market entry program in Guangzhou with the commencement of construction of an outpatient clinic center, which will precede our main hospital facility development program. We are proceeding with plans for a second hospital in Beijing as well as active participation in a variety of programs related the Olympics to be held in Beijing next summer.”

“The Medical Products division reported profitable results for the quarter due to strong performance in imaging and surgical product categories. The market issues which have been impacting us over the past several quarters have not abated completely, however the pent up demand for imported medical devices which has been accumulating over the past two years is driving sales throughout the country now. Our outlook for the Medical Products division continues to be optimistic. We believe the conditions are aligned for continuing good performance in this division in the future.”

About Chindex International, Inc.

Chindex is an American healthcare company that provides healthcare services and supplies medical capital equipment, instrumentation and products to the Chinese marketplace, including Hong Kong. It provides healthcare services through the operations of its United Family Hospitals and Clinics, a network of private primary care hospitals and affiliated ambulatory clinics in China. The Company’s hospital network currently operates in the Beijing and Shanghai metropolitan areas. The Company sells medical products manufactured by various major multinational companies, including Siemens AG, which is the Company’s exclusive distribution partner for the sale and servicing of color doppler ultrasound systems. It also arranges financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. With twenty-six years of experience, 1,000 employees, and operations in China, Hong Kong, the United States and Germany, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s websites, www.chindex.com and www.unitedfamilyhospitals.com.

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in our annual report on Form 10-K for the year ended March 31, 2007, updates and additions to those “Risk Factors” in our interim reports on Form 10-Q and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential”, or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.

# # # #
Financial Summary Attached

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(thousands except share and per share data)
(Unaudited)

	Three months ended September 30,		Six months ended September 30,
	2007	2006	2007	2006
Product sales	$17,550	$15,686	$28,762	$28,487
Healthcare services revenue	15,102	10,794	30,661	22,407

Total revenue	32,652	26,480	59,423	50,894

Cost and expenses
Product sales costs	12,916	12,048	21,285	21,248
Healthcare services costs	12,106	9,529	23,970	18,997
Selling and marketing expenses	2,782	2,334	5,466	4,587
General and administrative expenses	2,233	1,688	4,723	3,530

Income from continuing operations	2,615	881	3,979	2,532
Other (expenses) and income
Interest expense	(187)	(199)	(374)	(386)
Interest income	74	60	141	124
Miscellaneous (expense) income - net	(21)	20	(47)	5

Income from continuing operations before income taxes	2,481	762	3,699	2,275
(Provision for) benefit from income taxes	(843)	368	(1,251)	(619)

Net income from continuing operations	1,638	1,130	2,448	1,656
Loss from discontinued operations	0	(251)	(0)	(264)

Net income	$1,638	$879	$2,448	$1,392

Net income per common share — basic
Continuing operations	$.22	$.17	$.33	$.25

Discontinued operations	(.00)	(.04)	(.00)	(.04)

Net income	$.22	$.13	$.33	$.21

Weighted average shares outstanding — basic	7,442,013	6,753,902	7,333,142	6,741,197

Net income per common share — diluted
Continuing operations	$.21	$.15	$.31	$.22

Discontinued operations	(.00)	(.03)	(.00)	(.04)

Net income	$.21	$.12	$.31	$.18

Weighted average shares outstanding — diluted	7,958,650	7,557,288	7,850,832	7,535,027

CONSOLIDATED CONDENSED BALANCE SHEETS
(thousands except share data)

	September 30, 2007
	(Unaudited)	March 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$12,655	$9,106
Restricted cash	1,689	1,590
Trade accounts receivable, less allowance for doubtful accounts of $3,585 and $2,827, respectively
Product sales receivables	12,634	13,133
Patient service receivables	6,685	6,104
Inventories	9,609	7,835
Deferred income taxes	2,495	2,463
Other current assets	3,343	3,153

Total current assets	49,110	43,384
Property and equipment, net	17,551	18,482
Long-term deferred income taxes	601	607
Other assets	463	434

Total assets	$67,725	$62,907

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$22,720	$22,877
Short-term portion of capitalized leases	33	36
Short-term debt and vendor financing	3,124	2,710
Income taxes payable	780	629

Total current liabilities	26,657	26,252
Long-term portion of capitalized leases	41	58
Long-term debt and vendor financing	8,776	8,679

Total liabilities	35,474	34,989

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued	0	0
Common stock, $.01 par value, 28,200,000 shares authorized, including 3,200,000 designated Class B:
Common stock – 6,685,043 and 6,332,345 shares issued and outstanding at September 30, 2007 and March 31, 2007, respectively	67	63
Class B stock – 775,000 shares issued and outstanding at September 30, 2007 and March 31, 2007, respectively	8	8
Additional paid in capital	40,819	38,947
Accumulated other comprehensive income	115	106
Accumulated deficit	(8,758)	(11,206)

Total stockholders’ equity	32,251	27,918

Total liabilities and stockholders’ equity	$67,725	$62,907

SEGMENT INFORMATION

The Company operates in two businesses: Healthcare Services and Medical Products. The Company evaluates performance and allocates resources based on profit or loss from operations before income taxes, not including foreign exchange gains or losses. The following segment information has been provided per Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information:”

	Healthcare Services		Medical Products	Total

As of September 30, 2007:

Assets	$38,174,000		$29,551,000	$67,725,000
For the three months ended September 30, 2007:

Sales and service revenue	$15,102,000		$17,550,000	$32,652,000
Gross Profit	n/a	*	4,634,000	n/a
Gross Profit %	n/a	*	26%	n/a
Income from continuing operations before foreign exchange	$2,040,000		$304,000	$2,344,000
Foreign exchange gain				271,000

Income from continuing operations				$2,615,000
Other (expense), net				(134,000)

Income from continuing operations before income taxes				$2,481,000

	Healthcare Services		Medical Products	Total

As of March 31, 2007:

Assets	$34,129,000		$28,778,000	$62,907,000
For the three months ended September 30, 2006:

Sales and service revenue	$10,794,000		$15,686,000	$26,480,000
Gross Profit	n/a	*	3,638,000	n/a
Gross Profit %	n/a	*	23%	n/a
Income from continuing operations before foreign exchange	$695,000		$83,000	$778,000
Foreign exchange loss				103,000

Income from continuing operations				$881,000
Other(expense), net				(119,000)

Income from continuing operations before income taxes				$762,000

	Healthcare Services		Medical Products	Total

As of September 30, 2007:

Assets	$38,174,000		$29,551,000	$67,725,000
For the six months ended September 30, 2007:

Sales and service revenue	$30,661,000		$28,762,000	$59,423,000
Gross Profit	n/a	*	7,477,,000	n/a
Gross Profit %	n/a	*	26%	n/a
Income (loss) from continuing operations before foreign exchange	$4,838,000		($1,201,000)	$3,637,000
Foreign exchange gain				342,000

Income from continuing operations				$3,979,000
Other (expense), net				(280,000)

Income from continuing operations before income taxes				$3,699,000

	Healthcare Services		Medical Products	Total

As of March 31, 2007:

Assets	$34,129,000		$28,778,000	$62,907,000
For the six months ended September 30, 2006:

Sales and service revenue	$22,407,000		$28,487,000	$50,894,000
Gross Profit	n/a	*	7,239,000	n/a
Gross Profit %	n/a	*	25%	n/a
Income from continuing operations before foreign exchange	$2,282,000		$179,000	$2,461,000
Foreign exchange gain				71,000

Income from continuing operations				$2,532,000
Other (expense), net				(257,000)

Income from continuing operations before income taxes				$2,275,000

* Gross profit margins are not routinely calculated in the healthcare industry.